Exhibit (h)(7)(d)

(INSURANCE)

AMENDMENT NO. 5 TO

PARTICIPATION AGREEMENT AMONG

TRANSAMERICA SERIES TRUST,

TRANSAMERICA CAPITAL, INC., AND

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

The Participation Agreement, dated October 20, 2008 (“Agreement”) among Transamerica Series Trust (the “Trust”), Transamerica Capital, Inc. (the “Distributor”), and Transamerica Advisors Life Insurance Company (f/k/a Merrill Lynch Life Insurance Company) (the “Insurance Company”), is hereby amended as of September 17, 2012 as follows:

1.	Schedule B of the Agreement is deleted in its entirety and replaced with the following Amended Schedule B:

AMENDED SCHEDULE B

Contracts

Merrill Lynch Consults Annuity®

Merrill Lynch Investor Choice Annuity®

(Investor Series)

Merrill Lynch Retirement Plus®

2.	Schedule C of the Agreement is deleted in its entirety and replaced with the following Amended Schedule C:

AMENDED SCHEDULE C

Portfolios—Service Class Shares

Transamerica AEGON Active Asset Allocation—Conservative VP

Transamerica AEGON Active Asset Allocation—Moderate Growth VP

Transamerica AEGON Active Asset Allocation—Moderate VP

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica BlackRock Large Cap Value VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Index 35 VP

Transamerica Index 50 VP

Transamerica Index 75 VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica Legg Mason Dynamic Allocation—Balanced VP

Transamerica Legg Mason Dynamic Allocation—Growth VP

Transamerica Market Participation Strategy VP

Transamerica MFS International Equity VP

Transamerica Morgan Stanley Active International Allocation VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi-Managed Large Cap Core VP

Transamerica PIMCO Tactical—Balanced VP

Transamerica PIMCO Tactical—Conservative VP

Transamerica PIMCO Tactical—Growth VP

Transamerica PIMCO Total Return VP

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica WMC Diversified Growth VP

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the

Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative, effective as of September 17, 2012.

TRANSAMERICA SERIES TRUST		TRANSAMERICA CAPITAL, INC.

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Brenda L. Smith
	Christopher A. Staples		Brenda L. Smith
Title:	Vice President	Title:	Assistant Vice President

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By its authorized officer,

By:	/s/ Steven R. Shepard
Steven R. Shepard
Title:	Vice President

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